                                                    EXHIBIT 11

                               Statement Regarding Computation of Per Share Earnings

                                Three and Nine Months Ended March 31, 2000 and 1999

                                 (Dollars in thousands, except per share amounts)



                                                          Three months ended               Nine months ended
                                                               March 31,                        March 31,
                                                      ---------------------------     ---------------------------
                                                          2000           1999             2000            1999
                                                      -----------     -----------     -----------     -----------
Net income ......................................     $     3,224     $     2,908     $     9,629     $     8,577
                                                      ===========     ===========     ===========     ===========

Number of shares outstanding:
  Weighted average shares issued ................      11,900,000      11,900,000      11,899,790      11,900,000
  Less:  Weighted average shares held in treasury       3,379,164       3,106,278       3,196,297       2,831,653
  Less:  Average shares held by the ESOP ........         952,000         952,000         952,000         952,000
  Plus:  ESOP shares released or committed to be
           released during the fiscal year ......         463,749         368,814         439,508         346,174
                                                      -----------     -----------     -----------     -----------
         Average basic shares ...................       8,032,585       8,210,536       8,191,001       8,462,521
  Plus:  Average common stock equivalents .......         508,033         640,822         492,855         637,714
                                                      -----------     -----------     -----------     -----------
         Average diluted shares .................       8,540,618       8,851,358       8,683,856       9,100,235
                                                      ===========     ===========     ===========     ===========

Earnings per common share:
         Basic ..................................     $      0.40     $      0.35     $      1.18     $      1.01
                                                      ===========     ===========     ===========     ===========
         Diluted ................................     $      0.38     $      0.33     $      1.11     $      0.94
                                                      ===========     ===========     ===========     ===========
